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                                                                     EXHIBIT 3.2

                                     BYLAWS
                                       OF
                              NORDSTROM CREDIT, INC

                        Amended and Restated May 19, 1998

                                    ARTICLE I
                                     Offices

         The principal place of business of the corporation in the state of Colorado shall be located at 13531 East Caley, Englewood, Colorado 80111. The corporation may have such other offices, either within or without the state as the Board of Directors may designate or as the business of the corporation may require from time to time.

         The registered office of the corporation required by the Colorado Business Corporation Act to be maintained in the state of Colorado may be, but need not be, identical with the principal office in the state of Colorado, and the address of the registered office and the registered agent may be changed from time to time by the Board of Directors or by officers designated by the Board of Directors upon filing a statement as specified by law in the Office of the Secretary of State of Colorado. The initial registered office and registered agent are as specified in the Articles of Incorporation.

                                   ARTICLE II
                                  Shareholders

         Section 1. Annual Meetings. The annual meeting of the shareholders shall be held on the third Tuesday in the month of May in each year at the hour of two o'clock p.m., or any other times as fixed by action of the shareholders, for the purpose of electing directors and the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the state of Colorado, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

         Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, or the holders of not less than one-tenth of all outstanding shares of the corporation entitled to vote at the meeting.

         Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the state of Colorado, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the state of Colorado, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be 1501 Fifth Avenue, Seattle, Washington 98101.

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         Section 4. Notice of Meetings. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting; except that (i) if the authorized shares are to be increased, at least thirty days' notice shall be given, and (ii) when it is proposed that all or substantially all of the property and assets of the corporation be sold, leased, exchanged or otherwise disposed of other than in the usual course of business or other than in liquidation (but not by way of mortgage or pledge), at least twenty days' notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

         Section 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made, as provided in this section, such determination shall apply to any adjournment thereof.

         Section 6. Voting Record. For at least ten days before each meeting, the officer or agent having charge of the stock transfer books for shares of the corporation shall make and keep on file at the registered office of the corporation a complete record of the shareholders entitled to vote at that meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. That record shall be produced and kept open at the principal office of the corporation and at the time and place of the meeting and shall be subject to the inspection of any shareholder during usual business hours of the corporation and during the whole time of the meeting for the purposes thereof.

         Section 7. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such

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adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 8. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         Section 9. Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders and, if a quorum is present, the affirmative vote of the majority of such shares represented at the meeting shall be the act of the shareholders.

         Section 10. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

         Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver is appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Neither shares of its own stock held by the corporation, nor those held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

         Section 11. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent may be executed in counterparts and shall be effective as of the date of the last signature thereon, unless the consent specifies a different effective date. The record date for determining shareholders entitled to take such action is the date the first shareholder signs the consent.

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                                   ARTICLE III
                               Board of Directors

         Section 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

         Section 2. Number, Tenure and Qualifications. The number of directors of this corporation shall be no fewer than three; provided, however, that if all outstanding shares are held of record by fewer than three shareholders, then there need be only as many directors as there are shareholders of record. Subject to such limitation, the number of directors shall be fixed by resolution of the Board of Directors, and may be increased or decreased by resolution of the Board of Directors, but no decrease shall have the effect of shortening the term of any incumbent director. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified, or until removed from office if earlier removed with or without cause by affirmative vote of a majority of the outstanding shares entitled to vote. Directors need not be residents of the state of Colorado or shareholders of the corporation.

         Section 3. Regular Meeting. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the state of Colorado, for the holding of additional regular meetings without other notice than such resolution.

         Section 4. Special Meetings. Special meetings of the Board of Directors or any committee designated by the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the state of Colorado, as the place for holding any special meeting of the Board of Directors called by them.

         Section 5. Notice. Notice of any special meeting shall be given at least two days previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director objects, at the beginning of the meeting, to the holding of the meeting or the transacting of business at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 6. Quorum. A majority of the number of directors fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

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         Section 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 8. Action Without a Meeting. Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

         Section 9. Removal. Any director or the entire Board of Directors may be removed, with or without cause, by affirmative vote of a majority of the outstanding shares entitled to vote at a meeting of shareholders called expressly for that purpose.

         Section 10. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of the office continuing only until the next election of directors by the shareholders.

         Section 11. Compensation. Unless and until otherwise provided by resolution of the Board of Directors, no salary or fees shall be payable to the directors for their services as directors or in connection with their attendance at meetings of directors.

         Section 12. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he objects at the beginning of such meeting to the holding of such meeting or the transaction of business at such meeting, he contemporaneously requests that his dissent shall be entered in the minutes of the meeting, or he shall give his written dissent to such action to the person acting as the presiding officer of the meeting before the adjournment thereof, or to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         Section 13. Telephonic Meetings. Members of the Board of Directors or any committee designated by the Bylaws or appointed by the Board of Directors may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

                                    ARTICLE IV
                                    Officers

         Section 1. Number. The officers of the corporation shall be a Chairman of the Board of Directors, a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. In addition, the Board of Directors may appoint one or more assistant secretaries and assistant treasurers. Any two or more offices may be held by the same person, except the offices of President and Secretary, except that when all of the issued and outstanding stock of the

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corporation is owned of record by one shareholder, one person may hold all or any combination of offices.

         Section 2. Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

         Section 3. Resignation or Removal. Any officer or agent may be removed, with or without cause, by the Board of Directors, whenever in its judgment, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         Section 4. Vacancies . A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

         Section 5. Chairman of the Board of Directors. The Chairman of the Board of Directors, subject to the authority of the Board of directors, shall preside at meetings of shareholders, directors, and together with the President, shall have general supervision and control over the business and affairs of the corporation, and shall have such other authority and responsibilities as the Board of Directors may from time to time determine. He may sign, with the Secretary or any other proper officer of the corporation thereunder authorized by the Board of Directors, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation; he may sign any and all documents in the ordinary course of business with or without the signature of a second corporate officer; and in general may perform all duties which are normally incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

         Section 6. President. The President shall have general supervision and control over the business and affairs of the corporation subject to the authority of the Board of Directors. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; he may sign any and all documents in the ordinary course of business with or without the signature of a second corporate officer; and in general shall perform all duties incident to the office of President and such other duties, as may be prescribed by the Board of Directors from time to time.

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         Section 7. The Vice President. In the absence of the President or in the event of his death, inability or refusal to act, the Executive Vice President, if one is designated, and otherwise the Vice Presidents in the order designated at the time of their election or in the absence of any designation, then in the order of their election, shall perform the duties of the President and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         Section 8. The Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents and the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholders; (e) sign with the President, or a Vice President, certificates for shares of the corporation, or contracts, deeds or mortgages the issuance or execution of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation subject to the authority delegated to a transfer agent or registrar if appointed; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         Section 9. The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation;
(b) receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaws; and
(c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

         Section 10. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice President certificates for shares of the corporation or contracts, deeds or mortgages for the issuance or execution of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

         Section 10. Compensation. The compensation of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation. Election or appointment of an officer shall not of itself create a contractual right to compensation for services performed as such officer.

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                                    ARTICLE V
                               Executive Committee

         Section 1. Appointment. The Board of Directors by resolution adopted by a majority of the full Board, may designate two or more of its members to constitute an Executive Committee. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

         Section 2. Authority. The Executive Committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee and except also that the Executive Committee shall not have the authority to do any of the following: (i) declare dividends or distributions; (ii) approve or recommend to shareholders actions or proposals required by the Colorado Business Corporation Act to be approved by shareholders; (iii) fill vacancies on the Board of Directors or any committee thereof; (iv) amend these Bylaws; (v) approve a plan of merger not requiring shareholder approval; (vi) reduce earned or capital surplus; (vii) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or (viii) authorize or approve the issuance or sale of or any contract to issue or sell shares, or designate the terms of a series of a class of shares, except that the Board of Directors, having acted regarding general authorization for the issuance or sale of shares or any contract therefor and, in the case of a series, the designation thereof, may, pursuant to a general formula or method specified by the Board by resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which such shares may be issued or sold, including, without limitation, the price, the dividend rate, provisions for redemption, sinking fund, conversion or voting or preferential rights, and provision for other features of a class of shares or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all terms thereof and to authorize the statement of the terms of a series for filing with the Secretary of State under the Colorado Business Corporation Act.

         Section 3. Tenure and Qualifications. Each member of the Executive committee shall hold office until the next regular annual meeting of the Board of Directors following his designation and until his successor is designated as a member of the Executive Committee and is elected and qualified.

         Section 4. Meetings. Regular meetings of the Executive Committee may be held without notice at such times and places as the Executive Committee may fix from time to time by resolution. Special meetings of the Executive Committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the Executive Committee at his business address. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.

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         Section 5. Quorum. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting thereof and action of the Executive Committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

         Section 6. Action Without a Meeting. Any action that may be taken by the Executive Committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Executive Committee.

         Section 7. Vacancies. Any vacancy in the Executive Committee may be filled by a resolution adopted by a majority of the full Board of Directors.

         Section 8. Resignations and Removal. Any member of the Executive Committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of the Executive Committee may resign from the Executive Committee at any time by giving written notice to the President or Secretary of the corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 9. Procedure. The Executive Committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

                                   ARTICLE VI
                      Contracts, Loans, Checks and Deposits

         Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         Section 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

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                                   ARTICLE VII
                   Certificates for Shares and Their Transfer

         Section 1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the corporation itself or one of its employees. All certificates for shares shall be consecutively numbered or otherwise identified. Each certificate representing shares shall state upon its face (a) that the corporation is organized under the laws of the state of Colorado, (b) the name of the person to whom issued, (c) the number and class of the shares and the designation of the series, if any, that the certificate represents, (d) the par value, if any, of each share represented by the certificate and (e) any restrictions imposed by the corporation upon the transfer of the shares represented by the certificate. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

         Section 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with its transfer agent, if any, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

                                  ARTICLE VIII
                                   Fiscal Year

         The fiscal year of the corporation shall begin on the first day of February and end on the thirty-first day of January in each year.

                                   ARTICLE IX
                                    Dividends

         The Board of Directors may, from time to time, declare and the corporation may pay dividends on its outstanding shares in the manner, and upon the terms and conditions provided by law and its Articles of Incorporation.

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                                    ARTICLE X
                                 Corporate Seal

         The Board of Directors shall adopt a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words, "Corporate Seal."

                                   ARTICLE XI
                                Waiver of Notice

         Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Colorado Business Corporation Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE XII
                                   Amendments

         These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.

                                  ARTICLE XIII
               Indemnification of Directors, Officers, and Others

         Section 1. Definitions. As used in this Article XIII, (a) "Corporation" includes any domestic or foreign predecessor entity of the corporation in a merger, consolidation or other transaction in which the predecessor's existence ceased upon consummation of the transaction; (b) "Director or officer" means an individual who is or was a director or officer of the corporation and an individual who, while a director or officer of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise or employee benefit plan. A director or officer shall be considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on or otherwise involve services by him to the plan or to participants in or beneficiaries of the plan. "Director or officer" includes, unless the context otherwise requires, the estate or personal representative of a director or officer; (c) "Expenses" includes attorney fees; (d) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expense incurred with respect to a proceeding; (e) "Official capacity," when used with respect to a director or officer, means the office of director or officer in the corporation. "Official capacity" does not include service for any other foreign or domestic corporation or for any partnership, joint venture, trust, other enterprise, or employee benefit plan; (f) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding; (g) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

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         Section 2. Mandatory Indemnification.

         (a) Except as provided in paragraph (d) of this Section 2, the corporation shall indemnify against liability incurred in any proceeding an individual made a party to the proceeding because he is or was a director or officer if:

                  (i)      He conducted himself in good faith;

                  (ii)     He reasonably believed:

                           (A) In the case of conduct in his official capacity with the corporation, that his conduct was in the corporation's best interests; or

                           (B) In all other cases, that his conduct was at least not opposed to the corporation's best interests; and

                  (iii) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

         (b) A director's or officer's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirements of Section 2(a)(ii)(B). A director's or officer's conduct with respect to an employee benefit plan for a purpose that he did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of Section 2(a)(i).

         (c) The termination of any proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, is not of itself determinative that the individual did not meet the standard of conduct set forth in paragraph (a) of this Section 2.

         (d) The corporation may not indemnify a director or officer under this Section 2 either:

                  (i) In connection with a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation; or

                  (ii) In connection with any proceeding charging improper personal benefit to the director or officer, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

         (e) Indemnification permitted under this Section 2 in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

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         Section 3. Authorization.

         (a) The corporation shall not indemnify a director or officer under Section 2 unless authorized in the specific case after a determination has been made that indemnification of the director or officer is permissible in the circumstances because he has met the standard of conduct set forth in paragraph
(a) of Section 2.

         (b)      The determination required to be made by paragraph (a) of this
Section 3 shall be made:

                  (i) By the Board of Directors by a majority vote of a quorum, which quorum shall consist of directors not parties to the proceeding; or

                  (ii) If a quorum cannot be obtained, by a majority vote of a committee of the Board designated by the Board, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

         (c) If the quorum cannot be obtained or the committee cannot be established under paragraph (b) of this Section 3, or even if a quorum is obtained or a committee designated if such quorum or committee so directs, the determination required to be made by paragraph (a) of this Section 3 shall be made:

                  (i) By independent legal counsel selected by a vote of the Board of Directors or the committee in the manner specified in subparagraph (i) or (ii) of paragraph (b) of this Section 3 or, if a quorum of the full Board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full Board; or

                  (ii)     By the shareholders.

         (d) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is required; except that, if the determination that indemnification is required is made by independent legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by the body that selected said counsel.

         Section 4. Advance Payment.

         (a) The corporation shall pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of the final disposition of the proceeding if:

                  (i) The director or officer furnishes the corporation a written affirmation of his good-faith belief that he has met the standard of conduct described in Section 2(a);

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

                  (ii) The director or officer furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is determined that he did not meet such standard of conduct; and

                  (iii) A determination is made that the facts then known to those making the determination would not preclude indemnification under this Section 4.

         (b) The undertaking required by subparagraph (ii) of paragraph (a) of this Section 4 shall be an unlimited general obligation of the director or officer, but need not be secured and may be accepted without reference to financial ability to make repayment.

         (c)      Determinations and authorizations of payments under this
Section 4 shall be made in the manner specified in Section 3.

         Section 5. Insurance. The corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the corporation or who, while a director, officer, employee, fiduciary or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise or employee benefit plan against any liability asserted against or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this
Article XIII. Any such insurance may be procured from any insurance company designated by the Board of Directors of the corporation, whether such insurance company is formed under the laws of Colorado or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has equity or any other interest, through stock ownership or otherwise.

         Section 6. Notice to Shareholders. Any indemnification of or advance of expenses to a director or officer in accordance with this section, if arising out of a proceeding by or on behalf of the corporation, shall be reported in writing to the shareholders with or before the notice of the next shareholders' meeting.

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